[redacted]

The printed portions of this [redacted]lorado Real Estate Commission. (CP40-6-21) (Mandatory 1-22)

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

COUNTERPROPOSAL

Date: *5/15/2022*

1. This Counterproposal supersedes and replaces any previous counterproposal. This Counterproposal amends the proposed contract dated *5/14/2022* (Contract) between [redacted] (Seller) and [redacted] (Buyer) relating to the s[redacted]al estate in the County of [redacted] Colorado (insert legal description):

[redacted]

known as: [redacted] (Property).

NOTE: If the table is omitted, or if any item is left blank or is marked in the "No Change" column, it means no change to the corresponding provision of the Contract. If any item is marked in the "Deleted" column, it means that the corresponding provision of the Contract to which reference is made is deleted.

2. § 3.1. Dates and Deadlines. [**Note:** This table may be omitted if inapplicable.]

Item No.	Reference	Event	Date or Deadline		No Change	Deleted
1	§ 3	Time of Day Deadline			☒	
2	§ 3	Alternative Earnest Money Deadline			☒	
		Title				
3	§ 8	Record Title Deadline (and Tax Certificate)			☒	
4	§ 8	Record Title Objection Deadline			☒	
5	§ 8	Off-Record Title Deadline			☒	
6	§ 8	Off-Record Title Objection Deadline			☒	
7	§ 8	Title Resolution Deadline			☒	
8	§ 8	Third Party Right to Purchase/Approve Deadline			☒	
		Owners' Association				
9	§ 7	Association Documents Deadline			☒	
10	§ 7	Association Documents Termination Deadline			☒	
		Seller's Disclosures				
11	§ 10	Seller's Property Disclosure Deadline			☒	
12	§ 10	Lead-Based Paint Disclosure Deadline			☒	
		Loan and Credit				
13	§ 5	New Loan Application Deadline			☒	
14	§ 5	New Loan Terms Deadline			☒	
15	§ 5	New Loan Availability Deadline			☒	
16	§ 5	Buyer's Credit Information Deadline			☒	
17	§ 5	Disapproval of Buyer's Credit Information Deadline			☒	
18	§ 5	Existing Loan Deadline			☒	
19	§ 5	Existing Loan Termination Deadline			☒	
20	§ 5	Loan Transfer Approval Deadline			☒	
21	§ 4	Seller or Private Financing Deadline			☒	
		Appraisal				
22	§ 6	Appraisal Deadline			☒	
23	§ 6	Appraisal Objection Deadline			☒	
24	§ 6	Appraisal Resolution Deadline			☒	
		Survey				

25	§ 9	New ILC or New Survey Deadline			☒	
26	§ 9	New ILC or New Survey Objection Deadline			☒	
27	§ 9	New ILC or New Survey Resolution Deadline			☒	
		Inspection and Due Diligence				
28	§ 2	Water Rights Examination Deadline			☒	
29	§ 8	Mineral Rights Examination Deadline			☒	
30	§ 10	Inspection Termination Deadline			☒	
31	§ 10	Inspection Objection Deadline			☒	
32	§ 10	Inspection Resolution Deadline			☒	
33	§ 10	Property Insurance Termination Deadline			☒	
34	§ 10	Due Diligence Documents Delivery Deadline			☒	
35	§ 10	Due Diligence Documents Objection Deadline			☒	
36	§ 10	Due Diligence Documents Resolution Deadline			☒	
37	§ 10	Environmental Inspection Objection Deadline (CBS2, 3, 4)			☒	
38	§ 10	ADA Evaluation Termination Deadline (CBS2, 3, 4)			☒	
39	§ 10	Conditional Sale Deadline			☒	
40	§ 10	Lead-Based Paint Termination Deadline			☒	
41	§ 11	Estoppel Statements Deadline (CBS2, 3, 4)			☒	
42	§ 11	Estoppel Statements Termination Deadline (CBS2,3,4)			☒	
		Closing and Possession				
43	§ 12	**Closing Date**	***6/7/2022***	Tuesday		
44	§ 17	Possession Date	***7/22/2022***	Friday		
45	§ 17	Possession Time	***12pm MST***			
46					☒	
47					☒	

3. § 4. PURCHASE PRICE AND TERMS. [Omitted as inapplicable]

4. ATTACHMENTS. The following are a part of this Counterproposal:

Note: The following documents have been provided but are **not** a part of this Counterproposal:

5. OTHER CHANGES.

2.5.7 remove "Seller`s Personal Property" to read "Solar Panels"
2.6 to read "Seller`s Personal Property"
10.6.1.2 "Will" to be checked

6. ACCEPTANCE DEADLINE. This Counterproposal expires unless accepted in writing by Seller and Buyer as evidenced by their signatures below and the offering party to this document receives notice of such acceptance on or before ***5.15.22 3pm MST***.
Date Time

If accepted, the Contract, as amended by this Counterproposal, will become a contract between Seller and Buyer. All other terms and conditions of the Contract remain the same.

[redacted] Date: ***5/15/2022***
Seller: [redacted]

[redacted] Date: ***5/15/2022***

Seller: [redacted]
Address

[redacted] Date: 5/15/2022
Buyer: [redacted]
Address:

Buyer: ______________________________ Date: ____________

Note: When this Counterproposal form is used, the Contract is **not** to be signed by the party initiating this Counterproposal. Brokers must complete and sign the Broker's Acknowledgments and Compensation Disclosure portion of the Contract.

CP40-6-21. COUNTERPROPOSAL